EXHIBIT 1.1

EXECUTION VERSION

CONTINENTAL AIRLINES, INC.

$756,762,000

Continental Airlines Pass Through Certificates, Series 2007-1A-O

$221,850,000

Continental Airlines Pass Through Certificates, Series 2007-1B-O

$168,198,000

Continental Airlines Pass Through Certificates, Series 2007-1C-O

UNDERWRITING AGREEMENT

March 27, 2007

MORGAN STANLEY & CO. INCORPORATED

CREDIT SUISSE SECURITIES (USA) LLC

As Representatives of the several Underwriters named in Schedule II hereto

c/o Morgan Stanley & Co Incorporated

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

Continental Airlines, Inc., a Delaware corporation (the "Company"), proposes that Wilmington Trust Company, as trustee under each of the Original Trusts (as defined below) (each, a "Trustee"), issue and sell to the underwriters named in Schedule II hereto Continental Airlines Pass Through Certificates, Series 2007-1A-O (the "Class A Certificates"), Continental Airlines Pass Through Certificates, Series 2007-1B-O (the "Class B Certificates") and Continental Airlines Pass Through Certificates, Series 2007-1C-O (the "Class C Certificates" and, together with the Class A Certificates and the Class B Certificates, the "Certificates"), in the aggregate principal amounts and with the interest rates and final expected distribution dates set forth on Schedule I hereto on the terms and conditions stated herein.

The Certificates will be issued pursuant to a Pass Through Trust Agreement, dated as of September 25, 1997 (the "Basic Agreement"), between the Company and the Trustee, as supplemented with respect to the issuance of each class of Certificates by a separate Pass Through Trust Supplement to be dated as of the Closing Date (as defined below) (individually, an "Original Trust Supplement"), between the Company and the Trustee (the Basic Agreement as supplemented by each such Original Trust Supplement being referred to herein individually as an "Original Pass Through Trust Agreement"). The Original Trust Supplements are related to the creation and administration of Continental Airlines Pass Through Trust 2007-1A-O (the "Class A Trust"), Continental Airlines Pass Through Trust 2007-1B-O (the "Class B Trust") and Continental Airlines Pass Through Trust 2007-1C-O (the "Class C Trust" and, together with the Class A Trust and the Class B Trust, the "Original Trusts"). As used herein, unless the context otherwise requires, the term "Underwriters" shall mean the firms named as Underwriters in Schedule II, and the term "you" shall mean, collectively, Morgan Stanley & Co. Incorporated ("MS") and Credit Suisse Securities (USA) LLC ("CS").

The cash proceeds of the offering of Certificates by each Original Trust will be paid to Wells Fargo Bank Northwest, N.A., as escrow agent (the "Escrow Agent"), under an Escrow and Paying Agent Agreement among the Escrow Agent, the Underwriters, the Trustee of such Original Trust and Wilmington Trust Company, as paying agent (the "Paying Agent"), for the benefit of the holders of Certificates issued by such Original Trust (each, an "Escrow Agreement"). The Escrow Agent will deposit such cash proceeds (each, a "Deposit") with Credit Suisse, New York Branch (the "Depositary"), in accordance with a Deposit Agreement relating to such Original Trust (each, a "Deposit Agreement"), and, subject to the fulfillment of certain conditions, will withdraw Deposits upon request to allow the Trustee to purchase Equipment Notes (as defined in the Note Purchase Agreement (as defined below)) from time to time pursuant to a Note Purchase Agreement to be dated as of the Closing Date (the "Note Purchase Agreement") among the Company, Wilmington Trust Company, as Trustee of each of the Original Trusts, as Subordination Agent (as hereinafter defined) and as Paying Agent, and the Escrow Agent. Each Escrow Agent will issue receipts to be attached to each related Certificate ("Escrow Receipts") representing each holder's interest in amounts deposited with such Escrow Agent with respect to the related class of Certificates and will pay to such holders through the related Paying Agent interest accrued on the Deposits and received by such Paying Agent pursuant to the related Deposit Agreement at a rate per annum equal to the interest rate applicable to the corresponding Certificates.

On the earlier of (i) the first Business Day following June 30, 2009 or, if later, the fifth Business Day following the Delivery Period Termination Date (as defined in the Note Purchase Agreement) and (ii) the fifth Business Day following the occurrence of a Triggering Event (as defined in the Intercreditor Agreement) (such Business Day, the "Trust Transfer Date"), each of the Original Trusts will transfer and assign all of its assets and rights to a newly-created successor trust with substantially identical terms except as described in the Prospectus (as hereinafter defined) (each, a "Successor Trust" and, together with the Original Trusts, the "Trusts") governed by the Basic Agreement, as supplemented with respect to each class of Certificates by a separate Pass Through Trust Supplement (individually, a "Successor Trust Supplement"), between the Company and the Trustee (the Basic Agreement, as supplemented by each such Successor Trust Supplement, being referred to herein individually as a "Successor Pass Through Trust Agreement" and, together with the Original Pass Through Trust Agreements, the "Designated Agreements"). Each Certificate outstanding on the Trust Transfer Date will represent the same interest in the Successor Trust as the Certificate represented in the Original Trust. Wilmington Trust Company initially will also act as trustee of the Successor Trusts (each, a "Successor Trustee").

Certain amounts of interest payable on the Certificates issued by the Class A Trust and the Class B Trust will be entitled, in each case, to the benefits of a separate liquidity facility. RZB Finance LLC (the "Liquidity Provider") will enter into separate revolving credit agreements with respect to the Class A Trust and Class B Trust (collectively, the "Liquidity Facilities") to be dated as of the Closing Date for the benefit of the holders of the Certificates issued by such Trusts. The Liquidity Provider's obligations will be guaranteed by Raiffeisen Zentralbank Österreich Aktiengesellschaft (the "Guarantor"). The Liquidity Provider and the holders of the Certificates will be entitled to the benefits of an Intercreditor Agreement to be dated as of the Closing Date (the "Intercreditor Agreement") among the Trustees, Wilmington Trust Company, as subordination agent and trustee thereunder (the "Subordination Agent"), and the Liquidity Provider. The Class C Certificates will not have the benefit of a liquidity facility.

The Company has filed with the Securities and Exchange Commission (the "Commission") an automatic shelf registration statement on Form S-3 (File No.333-133187) relating to securities, including pass through certificates (the "Shelf Securities"), to be issued from time to time by the Company. The registration statement (including the respective exhibits thereto and the respective documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act"), that are incorporated by reference therein), as amended to and including the date of this Agreement, including the information (if any) deemed to be part of the registration statement pursuant to Rule 430B under the Securities Act (and the Underwriters confirm that the first contract of sale of the Certificates by the Underwriters was made on the date of this Agreement), is hereinafter referred to as the "Registration Statement", and the related prospectus covering the Shelf Securities dated April 10, 2006 filed as part of the Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter referred to as the "Basic Prospectus". The Basic Prospectus, as supplemented by the final prospectus supplement specifically relating to the Certificates in the form as first filed with the Commission pursuant to Rule 424(b) under the Securities Act in accordance with Section 4(d) hereof is hereinafter referred to as the "Prospectus", and the term "preliminary prospectus" means any preliminary form of the Prospectus filed with the Commission pursuant to Rule 424 under the Securities Act. For purposes of this Agreement, (i) "free writing prospectus" has the meaning set forth in Rule 405 under the Securities Act and (ii) "Time of Sale Prospectus" means the preliminary prospectus together with the free writing prospectuses, if any, each identified in Schedule IV hereto. As used herein, the terms "Registration Statement", "Basic Prospectus", "preliminary prospectus", "Time of Sale Prospectus" and "Prospectus" shall include the documents, if any, incorporated by reference therein. The terms "supplement", "amendment" and "amend" as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Exchange Act and incorporated by reference therein.

Capitalized terms used but not defined in this Underwriting Agreement (the "Agreement") shall have the meanings specified therefor in the Original Pass Through Trust Agreements, the Note Purchase Agreement or the Intercreditor Agreement; provided that, as used in this Agreement, the term "Operative Agreements" shall mean the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Liquidity Facilities, the Designated Agreements, the Assignment and Assumption Agreements, and the Financing Agreements (as defined in the Note Purchase Agreement).

1. Representations and Warranties. (a) The Company represents and warrants to, and agrees with each Underwriter that:

(i) The Company meets the requirements for use of Form S-3 under the Securities Act; the Registration Statement has become effective; and, on the original effective date of the Registration Statement, the Registration Statement complied in all material respects with the requirements of the Securities Act; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission. The Registration Statement is an "automatic shelf registration statement" (as defined in Rule 405 under the Securities Act) and the Company is a "well-known seasoned issuer" (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement, and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement. The Registration Statement does not, as of the date hereof, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. As of its date and on the Closing Date, the Prospectus, as amended and supplemented, if the Company shall have made any amendment or supplement thereto, does not and will not include an untrue statement of a material fact and does not and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Registration Statement, as of the date hereof, complies and the Prospectus complies, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder. The Time of Sale Prospectus did not, as of 5:45 p.m., Eastern Time, on the date of this Agreement (the "Applicable Time"), and the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not as of the Closing Date, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentences do not apply to statements in or omissions from the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon (A) written information furnished to the Company by any Underwriter through you expressly for use therein, (B) statements or omissions in that part of each Registration Statement which shall constitute the Statement of Eligibility of the Trustee under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), on Form T-1, or (C) the Depositary Information (as hereinafter defined).

(ii) The documents incorporated by reference in the Time of Sale Prospectus or the Prospectus pursuant to Item 12 of Form S-3 under the Securities Act, at the time they were filed with the Commission or hereafter, during the period mentioned in Section 4(a) hereof, are filed with the Commission, complied or will comply, as the case may be, in all material respects with the requirements of the Exchange Act.

(iii) The Company is not an "ineligible issuer" in connection with the offering of the Certificates pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule IV hereto, the Company has not prepared, used or referred to, any free writing prospectus in connection with the offering of the Certificates.

(iv) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its property and to conduct its business as described in the Time of Sale Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the condition (financial or otherwise), business, properties or results of operations of the Company and its consolidated subsidiaries taken as a whole (a "Continental Material Adverse Effect").

(v) Each of Continental Micronesia, Inc. and Air Micronesia Inc. (together, the "Subsidiaries") has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Time of Sale Prospectus; and each Subsidiary is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Continental Material Adverse Effect; all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable; and, except as described in the Time of Sale Prospectus, each Subsidiary's capital stock owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

(vi) Except as described in the Time of Sale Prospectus, the Company is not in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it may be bound or to which any of its properties may be subject, except for such defaults that would not have a Continental Material Adverse Effect. The execution, delivery and performance of this Agreement and the Operative Agreements to which the Company is or will be a party and the consummation by the Company of the transactions contemplated herein and therein have been duly authorized by all necessary corporate action of the Company and will not result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than any lien, charge or encumbrance created under any Operative Agreement) upon any property or assets of the Company pursuant to any indenture, loan agreement, contract, mortgage, note, lease or other instrument to which the Company is a party or by which the Company may be bound or to which any of the property or assets of the Company is subject, which breach, default, lien, charge or encumbrance, individually or in the aggregate, would have a Continental Material Adverse Effect, nor will any such execution, delivery or performance result in any violation of the provisions of the charter or by-laws of the Company or any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company.

(vii) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the valid authorization, execution and delivery by the Company of this Agreement and the Operative Agreements to which it is or will be a party and for the consummation of the transactions contemplated herein and therein, except (x) such as may be required under the Securities Act, the Trust Indenture Act, the securities or "blue sky" or similar laws of the various states and of foreign jurisdictions or rules and regulations of the NASD, Inc. ("NASD"), and (y) filings or recordings with the Federal Aviation Administration (the "FAA") and under the Uniform Commercial Code (the "UCC") or other laws in effect in any applicable jurisdiction governing the perfection of security interests, which filings or recordings referred to in this clause (y), with respect to any particular set of Financing Agreements, shall have been made, or duly presented for filing or recordation, or shall be in the process of being duly filed or filed for recordation, on or prior to the applicable Funding Date (as defined in the Note Purchase Agreement) for each of the 12 Boeing 737-824 aircraft and 18 Boeing 737-924ER aircraft (collectively, the "Aircraft") related to such Financing Agreements.

(viii) This Agreement has been executed and delivered by the Company and the Operative Agreements to which the Company will be a party will be duly executed and delivered by the Company on or prior to the Closing Date or the applicable Funding Date, as the case may be.

(ix) The Operative Agreements to which the Company is or will be a party, when duly executed and delivered by the Company, assuming that such Operative Agreements have been duly authorized, executed and delivered by, and constitute the legal, valid and binding obligations of, each other party thereto, will constitute valid and binding obligations of the Company enforceable in accordance with their terms, except (w) as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (x) as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (y) that the enforceability of the Indentures may also be limited by applicable laws which may affect the remedies provided therein but which do not affect the validity of the Indentures or make such remedies inadequate for the practical realization of the benefits intended to be provided thereby and (z) with respect to indemnification and contribution provisions, as enforcement thereof may be limited by applicable law, and subject, in the case of the Successor Pass Through Trust Agreements, to the delayed effectiveness thereof as set forth therein. The Basic Agreement as executed is substantially in the form filed as an exhibit to the Company's current report on Form 8-K dated September 25, 1997 and has been duly qualified under the Trust Indenture Act. The Certificates and the Designated Agreements to which the Company is, or is to be, a party, will, upon execution and delivery thereof, conform in all material respects to the descriptions thereof in the Time of Sale Prospectus.

(x) The consolidated financial statements of the Company incorporated by reference in the Time of Sale Prospectus, together with the related notes thereto, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the consolidated results of operations and cash flows of the Company and its consolidated subsidiaries for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as otherwise stated therein and except that unaudited financial statements do not have all required footnotes. The financial statement schedules, if any, incorporated by reference in the Time of Sale Prospectus present the information required to be stated therein.

(xi) The Company is a "citizen of the United States" within the meaning of Section 40102(a)(15) of Title 49 of the United States Code, as amended, and holds an air carrier operating certificate issued pursuant to Chapter 447 of Title 49 of the United States Code, as amended, for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo. All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable.

(xii) On or prior to the Closing Date, the issuance of the Certificates will be duly authorized by the Trustee. When duly executed, authenticated, issued and delivered in the manner provided for in the Original Pass Through Trust Agreements and sold and paid for as provided in this Agreement, the Certificates will be legally and validly issued and will be entitled to the benefits of the relevant Original Pass Through Trust Agreement; based on applicable law as in effect on the date hereof, upon the execution and delivery of the Assignment and Assumption Agreements in accordance with the Original Pass Through Trust Agreements, the Certificates will be legally and validly outstanding under the related Successor Pass Through Trust Agreements; and when executed, authenticated, issued and delivered in the manner provided for in the Escrow Agreements, the Escrow Receipts will be legally and validly issued and will be entitled to the benefits of the related Escrow Agreements.

(xiii) Except as disclosed in the Time of Sale Prospectus, the Company and the Subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects except where the failure to have such title would not have a Continental Material Adverse Effect; and except as disclosed in the Time of Sale Prospectus, the Company and the Subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would have a Continental Material Adverse Effect.

(xiv) Except as disclosed in the Time of Sale Prospectus, there is no action, suit or proceeding before or by any governmental agency or body or court, domestic or foreign, now pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or any of their respective properties that individually (or in the aggregate in the case of any class of related lawsuits), could reasonably be expected to result in a Continental Material Adverse Effect or that could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by this Agreement or the Operative Agreements.

(xv) Except as disclosed in the Time of Sale Prospectus, no labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that could reasonably be expected to have a Continental Material Adverse Effect.

(xvi) Each of the Company and the Subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to so obtain, declare or file would not have a Continental Material Adverse Effect.

(xvii) Except as disclosed in the Time of Sale Prospectus, (x) neither the Company nor any of the Subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances (collectively, "environmental laws"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim individually or in the aggregate is reasonably expected to have a Continental Material Adverse Effect, and (y) the Company is not aware of any pending investigation which might lead to such a claim that is reasonably expected to have a Continental Material Adverse Effect.

(xviii) The accountants that examined and issued an auditors' report with respect to the consolidated financial statements of the Company and the financial statement schedules of the Company, if any, included or incorporated by reference in the Registration Statement are independent public accountants within the meaning of the Securities Act.

(xix) Each preliminary prospectus filed pursuant to Rule 424 under the Securities Act and included in the Time of Sale Prospectus, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(xx) Neither the Company nor any of the Original Trusts is, nor (based on applicable law as in effect on the date hereof) will any of the Successor Trusts be, as of the execution and delivery of the Assignment and Assumption Agreements in accordance with the Original Pass Through Trust Agreements, an "investment company", or an entity "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), in each case required to register under the Investment Company Act; and after giving effect to the offering and sale of the Certificates and the application of the proceeds thereof as described in the Prospectus, neither the Original Trusts will be, nor (based on applicable law as in effect on the date hereof) will any of the Successor Trusts be, as of the execution and delivery of the Assignment and Assumption Agreements in accordance with the Original Pass Through Trust Agreements, nor will the escrow arrangements contemplated by the Escrow Agreements result in the creation of, an "investment company", or an entity "controlled" by an "investment company", as defined in the Investment Company Act, in each case required to register under the Investment Company Act.

(xxi) This Agreement and the other Operative Agreements to which the Company is or will be a party will, upon execution and delivery thereof, conform in all material respects to the descriptions thereof contained in the Time of Sale Prospectus (other than, in the case of the Financing Agreements, as described in the Time of Sale Prospectus).

(xxii) None of Aircraft Information Services, Inc., BK Associates, Inc. and Morten Beyer and Agnew, Inc. (each, an "Appraiser" and, collectively, the "Appraisers") is an affiliate of the Company or, to the knowledge of the Company, has a substantial interest, direct or indirect, in the Company. To the knowledge of the Company, none of the officers and directors of any of such Appraisers is connected with the Company or any of its affiliates as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

(xxiii) The Company (A) makes and keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the material assets of the Company and its consolidated subsidiaries and (B) maintains a system of internal accounting controls sufficient to provide reasonable assurances that (1) transactions are executed in accordance with management's general or specific authorization; (2) transactions are recorded as necessary: (x) to permit preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements and (y) to maintain accountability for assets; (3) access to material assets is permitted only in accordance with management's general or specific authorization; and (4) the recorded accountability for material assets is compared with the existing material assets at reasonable intervals and appropriate action is taken with respect to any differences.

(b) The Depositary represents and warrants to, and agrees with, each Underwriter and the Company that:

(i) The information pertaining to the Depositary set forth under the caption "Description of the Deposit Agreements-Depositary" (collectively, the "Depositary Information") in the Time of Sale Prospectus, as amended and supplemented, if the Company shall have furnished any amendment or supplement thereto, does not, and will not as of the Closing Date, contain any untrue statement of a material fact.

(ii) The Depositary has been duly organized and is validly existing in good standing under the laws of Switzerland and is duly qualified to conduct banking business in the State of New York, with corporate power and authority to own, lease and operate its property, to conduct its business as described in the Depositary Information and to enter into and perform its obligations under this Agreement and the Deposit Agreements.

(iii) No consent, approval, authorization, or order of, or filing with any governmental agency or body or any court is required for the valid authorization, execution and delivery by the Depositary of this Agreement and the Deposit Agreements and for the consummation of the transactions contemplated herein and therein, except such as may have been obtained.

(iv) The execution and delivery by the Depositary of this Agreement and the Deposit Agreements and the consummation of the transactions contemplated herein and therein have been duly authorized by the Depositary and will not violate any law, governmental rule or regulation or any of its organizational documents or any order, writ, injunction or decree of any court or governmental agency against it or the provisions of any indenture, loan agreement, contract or other instrument to which it is a party or is bound.

(v) This Agreement has been duly authorized, executed and delivered by the Depositary, and the Deposit Agreements will be duly authorized, executed and delivered by the Depositary on or prior to the Closing Date.

(vi) The Deposit Agreements, when duly authorized, executed and delivered by the Depositary, assuming that such Deposit Agreements have been duly authorized, executed and delivered by, and constitute the legal, valid and binding obligations of, the Escrow Agent, will constitute the legal, valid and binding obligations of the Depositary enforceable in accordance with their terms, except (x) as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws now or hereinafter in effect relating to creditors' rights generally and (y) as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(vii) Payments of interest and principal in respect of the Deposits are not subject under the laws of Switzerland or any political subdivision thereof to any withholdings or similar charges or deductions.

(c) The parties agree that any certificate signed by a duly authorized officer of the Company and delivered to an Underwriter, or to counsel for the Underwriters, on the Closing Date and in connection with this Agreement or the offering of the Certificates, shall be deemed a representation and warranty by (and only by) the Company to the Underwriters as to the matters covered thereby.

2. Purchase, Sale and Delivery of Certificates. (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and the conditions herein set forth, the Company agrees to cause the Trustees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Trustees, at a purchase price of 100% of the principal amount thereof, the aggregate principal amount of Certificates of each Pass Through Certificate designation set forth opposite the name of such Underwriter in Schedule II. Concurrently with the issuance of the Certificates, the Escrow Agents shall issue and deliver to the Trustees the Escrow Receipts in accordance with the terms of the Escrow Agreements, which Escrow Receipts shall be attached to the related Certificates.

(b) The Company is advised by you that the Underwriters propose to make a public offering of the Certificates as set forth in the Prospectus as soon after this Agreement has been entered into as in your judgment is advisable. The Company is further advised by you that the Certificates are to be offered to the public initially at 100% of their principal amount -- the public offering price -- plus accrued interest, if any, and to certain dealers selected by the Underwriters at concessions not in excess of the concessions set forth in the Prospectus, and that the Underwriters may allow, and such dealers may reallow, concessions not in excess of the concessions set forth in the Prospectus to certain other dealers.

(c) As underwriting commission and other compensation to the Underwriters for their respective commitments and obligations hereunder in respect of the Certificates, including their respective undertakings to distribute the Certificates, the Company will pay to MS for the accounts of the Underwriters the amount set forth in Schedule III hereto, which amount shall be allocated among the Underwriters in the manner determined by MS and the Company. Such payment will be made on the Closing Date simultaneously with the issuance and sale of the Certificates (with attached Escrow Receipts) to the Underwriters. Payment of such compensation shall be made by Federal funds check or by wire transfer of immediately available funds.

(d) Delivery of and payment for the Certificates (with attached Escrow Receipts) shall be made at the offices of Hughes Hubbard & Reed LLP at One Battery Park Plaza, New York, New York 10004 at 10:00 A.M. on April 10, 2007 or such other date, time and place as may be agreed upon by the Company and MS (such date and time of delivery and payment for the Certificates (with attached Escrow Receipts) being herein called the "Closing Date"). Delivery of the Certificates (with attached Escrow Receipts) issued by each Original Trust shall be made to MS's account at The Depository Trust Company ("DTC") for the respective accounts of the several Underwriters against payment by the Underwriters of the purchase price thereof. Payment for the Certificates issued by each Original Trust and the related Escrow Receipts attached thereto shall be made by the Underwriters by wire transfer of immediately available funds to the accounts and in the manner specified in the related Escrow Agreements. The Certificates (with attached Escrow Receipts) issued by each Original Trust shall be in the form of one or more fully registered global Certificates, and shall be deposited with the related Trustee as custodian for DTC and registered in the name of Cede & Co.

(e) The Company agrees to have the Certificates (with attached Escrow Receipts) available for inspection and checking by MS in New York, New York not later than 1:00 P.M. on the business day prior to the Closing Date.

(f) It is understood that each Underwriter has authorized MS, on its behalf and for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Certificates (with attached Escrow Receipts) that it has agreed to purchase. MS, individually and not as a representative, may (but shall not be obligated to) make payment of the purchase price for the Certificates to be purchased by any Underwriter whose check or checks shall not have been received by the Closing Date.

3. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase and pay for the Certificates pursuant to this Agreement are subject to the following conditions:

(a) On the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings therefor shall have been instituted or threatened by the Commission.

(b) On the Closing Date, you shall have received an opinion of Hughes Hubbard & Reed LLP, counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to you.

(c) On the Closing Date, you shall have received an opinion of the General Counsel, Secretary and Corporate Compliance Officer of the Company, dated the Closing Date, in form and substance reasonably satisfactory to you.

(d) On the Closing Date, you shall have received an opinion of Richards, Layton & Finger, P.A., counsel for Wilmington Trust Company, individually and as Trustee, Subordination Agent and Paying Agent, dated the Closing Date, in form and substance reasonably satisfactory to you.

(e) On the Closing Date, you shall have received an opinion of Ray, Quinney & Nebeker P.C., counsel for the Escrow Agent, dated the Closing Date, in form and substance reasonably satisfactory to you.

(f) On the Closing Date, you shall have received an opinion of Kavanagh Maloney & Osnato LLP, special counsel for the Liquidity Provider, dated the Closing Date, in form and substance reasonably satisfactory to you.

(g) On the Closing Date, you shall have received an opinion of Vedder, Price, Kaufman & Kammholz, P.C., special New York counsel to the Liquidity Provider, dated the Closing Date, in form and substance reasonably satisfactory to you.

(h) On the Closing Date, you shall have received an opinion of Austrian in-house counsel to the Guarantor, dated the Closing Date, in form and substance reasonably satisfactory to you.

(i) On the Closing Date, you shall have received an opinion of Vedder, Price, Kaufman & Kammholz, P.C., special New York counsel to the Guarantor, dated the Closing Date, in form and substance reasonably satisfactory to you.

(j) On the Closing Date, you shall have received an opinion of New York in-house counsel for the Depositary, dated the Closing Date, in form and substance reasonably satisfactory to you.

(k) On the Closing Date, you shall have received an opinion of Swiss in-house counsel for the Depositary, dated the Closing Date, in form and substance reasonably satisfactory to you.

(l) On the Closing Date, you shall have received an opinion of Milbank, Tweed, Hadley & McCloy LLP, counsel for the Underwriters, dated as of the Closing Date, with respect to the issuance and sale of the Certificates, the Registration Statement, the Time of Sale Prospectus, the Prospectus and other related matters as the Underwriters may reasonably require.

(m) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries considered as one enterprise that, in MS's judgment, is material and adverse and that makes it, in MS's judgment, impracticable to proceed with the completion of the public offering of the Certificates on the terms and in the manner contemplated by the Time of Sale Prospectus.

(n) You shall have received on the Closing Date a certificate, dated the Closing Date and signed by the President or any Vice President of the Company, to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date as if made on the Closing Date (except to the extent that they relate solely to an earlier date, in which case they shall be true and accurate as of such earlier date), that the Company has performed all its obligations to be performed hereunder on or prior to the Closing Date and that, subsequent to the execution and delivery of this Agreement, there shall not have occurred any material adverse change, or any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries considered as one enterprise, except as set forth in or contemplated by the Time of Sale Prospectus.

(o) You shall have received from Ernst & Young LLP, (i) a letter, dated no earlier than the date hereof, in form and substance satisfactory to you, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information included or incorporated by reference in the Registration Statement, the preliminary prospectus and the prospectus, and (ii) a letter, dated the Closing Date, which meets the above requirements, except that the specified date therein referring to certain procedures performed by Ernst & Young LLP will not be a date more than three business days prior to the Closing Date for purposes of this subsection.

(p) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have been any downgrading in the rating accorded any of the Company's securities (except for any pass through certificates) by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act, or any public announcement that any such organization has under surveillance or review, in each case for possible change, its ratings of any such securities other than pass through certificates (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating).

(q) Each of the Appraisers shall have furnished to you a letter from such Appraiser, addressed to the Company and dated the Closing Date, confirming that such Appraiser and each of its directors and officers (i) is not an affiliate of the Company or any of its affiliates, (ii) does not have any substantial interest, direct or indirect, in the Company or any of its affiliates and (iii) is not connected with the Company or any of its affiliates as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

(r) At the Closing Date, each of the Operative Agreements (other than the Assignment and Assumption Agreements and the Financing Agreements) shall have been duly executed and delivered by each of the parties thereto; and the representations and warranties of the Company contained in each of such executed Operative Agreements shall be true and correct as of the Closing Date (except to the extent that they relate solely to an earlier date, in which case they shall be true and correct as of such earlier date) and the Underwriters shall have received a certificate of the President or a Vice President of the Company, dated as of the Closing Date, to such effect.

(s) On the Closing Date, (i) the Class A Certificates shall be rated not lower than "A" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and not lower than "Baa1" by Moody's Investors Service, Inc. ("Moody's"), (ii) the Class B Certificates shall be rated not lower than "BBB-" by S&P and not lower than "Ba2" by Moody's, and (iii) the Class C Certificates shall be rated not lower than "B+" by S&P and not lower than "B1" by Moody's.

(t) On the Closing Date, the representations and warranties of the Depositary contained in this Agreement shall be true and correct as if made on the Closing Date (except to the extent that they relate solely to an earlier date, in which case they shall be true and correct as of such earlier date).

The Company will furnish the Underwriters with such conformed copies of such opinions, certificates, letters and documents as the Underwriters may reasonably request.

4. Certain Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) During the period described in the following sentence of this Section 4(a), the Company shall advise MS promptly of any proposal to amend or supplement the Registration Statement, Time of Sale Prospectus or the Prospectus (except by documents filed under the Exchange Act) and will not effect such amendment or supplement (except by documents filed under the Exchange Act) without MS's consent, which consent will not be unreasonably withheld. If, at any time after the public offering of the Certificates, the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales of the Certificates by an Underwriter or a dealer, any event shall occur as a result of which it is necessary to amend the Registration Statement or amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading in any material respect, or if it is necessary to amend the Registration Statement or amend or supplement the Prospectus to comply with law, the Company shall prepare and furnish at its expense to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Certificates may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading in any material respect or amendments or supplements to the Registration Statement or the Prospectus so that the Registration Statement or the Prospectus, as so amended or supplemented, will comply with law and cause such amendments or supplements to be filed promptly with the Commission.

(b) During the period mentioned in paragraph (a) above, the Company shall notify each Underwriter immediately of (i) the effectiveness of any amendment to the Registration Statement, (ii) the transmittal to the Commission for filing of any supplement to the Prospectus or any document that would as a result thereof be incorporated by reference in the Prospectus, (iii) the receipt of any comments from the Commission with respect to the Registration Statement or the Prospectus, (iv) any request by the Commission to the Company for any amendment to the Registration Statement or any supplement to the Prospectus or for additional information relating thereto or to any document incorporated by reference in the Prospectus and (v) receipt by the Company of any notice of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, the suspension of the qualification of the Certificates for offering or sale in any jurisdiction, or the institution or threatening of any proceeding for any of such purposes; and the Company agrees to use every reasonable effort to prevent the issuance of any such stop order and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment and the Company shall (subject to the proviso to Section 4(g)) endeavor, in cooperation with the Underwriters, to prevent the issuance of any such stop order suspending such qualification and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(c) During the period mentioned in paragraph (a) above, the Company will furnish to each Underwriter as many conformed copies of the Registration Statement (as originally filed), Time of Sale Prospectus, the Prospectus, and all amendments and supplements to such documents (excluding all exhibits and documents filed therewith or incorporated by reference therein) and as many conformed copies of all consents and certificates of experts, in each case as soon as available and in such quantities as each Underwriter reasonably requests.

(d) Promptly following the execution of this Agreement, the Company will prepare a Prospectus that complies with the Securities Act and that sets forth the principal amount of the Certificates and their terms (including, without limitation, terms of the Escrow Receipts attached to the Certificates) not otherwise specified in the preliminary prospectus or the Basic Prospectus included in the Registration Statement, the name of each Underwriter and the principal amount of the Certificates that each severally has agreed to purchase, the name of each Underwriter, if any, acting as representative of the Underwriters in connection with the offering, the price at which the Certificates are to be purchased by the Underwriters from the Original Trustee, any initial public offering price, any selling concession and reallowance and any delayed delivery arrangements, and such other information as you and the Company deem appropriate in connection with the offering of the Certificates. The Company will timely transmit copies of the Prospectus to the Commission for filing pursuant to Rule 424 under the Securities Act.

(e) The Company shall furnish to each Underwriter a copy of each free writing prospectus relating to the offering of the Certificates prepared by or on behalf of, used by, or referred to by the Company and shall not use or refer to any proposed free writing prospectus to which MS reasonably objects.

(f) If the Time of Sale Prospectus is being used to solicit offers to buy the Certificates at a time when a Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading in any material respect, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, the Company shall forthwith prepare, file promptly with the Commission and furnish, at the Company's expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Certificates may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading in any material respect or so that the Time of Sale Prospectus, as so amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(g) The Company shall, in cooperation with the Underwriters, endeavor to arrange for the qualification of the Certificates for offer and sale under the applicable securities or "blue sky" laws of such jurisdictions in the United States as MS reasonably designates and will endeavor to maintain such qualifications in effect so long as required for the distribution of such Certificates; provided that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities, (ii) file a general consent to service of process or (iii) subject itself to taxation in any such jurisdiction.

(h) During the period of ten years after the Closing Date, the Company will promptly furnish to each Underwriter, upon request, copies of all Annual Reports on Form 10-K and any definitive proxy statement of the Company filed with the Commission; provided that providing a website address at which such Annual Reports and any such definitive proxy statements may be accessed will satisfy this clause (h).

(i) If the third anniversary of the initial effective date of the Registration Statement occurs before all the Certificates have been sold by the Underwriters, prior to the third anniversary, the Company shall file a new shelf registration statement and take any other action necessary to permit the public offering of the Certificates to continue without interruption, in which case references herein to the Registration Statement shall include the new registration statement as it shall become effective.

(j) Between the date of this Agreement and the Closing Date, the Company shall not, without MS's prior written consent, offer, sell or enter into any agreement to sell (as public debt securities registered under the Securities Act (other than the Certificates) or as debt securities which may be resold in a transaction exempt from the registration requirements of the Securities Act in reliance on Rule 144A thereunder and which are marketed through the use of a disclosure document containing substantially the same information as a prospectus for similar debt securities registered under the Securities Act), any equipment notes, pass through certificates, equipment trust certificates or equipment purchase certificates secured by aircraft owned by the Company (or rights relating thereto).

(k) The Company shall prepare a final term sheet relating to the offering of the Certificates, containing only information that describes the final terms of the Certificates or the offering in a form consented to by MS and shall file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Certificates.

5. Certain Covenants of the Underwriter. Each Underwriter represents, warrants and covenants that it has not made and will not make any offer relating to the Certificates that would constitute an issuer free writing prospectus; provided that this Section 5 shall not prevent the Underwriters from transmitting or otherwise making use of one or more customary "Bloomberg Screens" to offer the Certificates or convey final pricing terms thereof that contain only information contained in the Time of Sale Prospectus.

6. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, and each Person, if any, who controls such Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Underwriter or any such controlling person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any "issuer free writing prospectus" as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or the Prospectus, or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any of the aforementioned losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to the Company in writing by any Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus, or any amendment or supplement thereto (the "Underwriter Information") or the Depositary Information.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company, within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to such Underwriter but only with reference to the Underwriter Information provided by such Underwriter.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. The indemnifying party, upon request of the indemnified party, shall, and the indemnifying party may elect to, retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and the indemnifying party shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, or (iii) the indemnifying party shall have failed to retain counsel as required by the prior sentence to represent the indemnified party within a reasonable amount of time. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by MS in the case of parties indemnified pursuant to paragraph (a) above and by the Company in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested in writing an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph (c), the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 90 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement, unless such fees and expenses are being disputed in good faith. The indemnifying party at any time may, subject to the last sentence of this paragraph (c), settle or compromise any proceeding described in this paragraph (c), at the expense of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d) To the extent the indemnification provided for in paragraph (a) or (b) of this Section 6 is required to be made but is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the applicable indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of such Certificates shall be deemed to be in the same respective proportions as the proceeds from the offering of such Certificates received by the Original Trusts (before deducting expenses), less total underwriting discounts and commissions received by the Underwriters, and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of such Certificates. The relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or information supplied by any Underwriters, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 6 are several in proportion to the respective principal amount of Certificates they have purchased hereunder, and not joint.

(e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Certificates underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f) The indemnity and contribution provisions contained in this Section 6 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company, and (iii) acceptance of and payment for any of the Certificates. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

7. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Certificates hereunder and the aggregate principal amount of the Certificates that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the Certificates, MS may make arrangements satisfactory to the Company for the purchase of such Certificates by other persons, including any of the non-defaulting Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Certificates that such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of the Certificates with respect to which such default or defaults occurs exceeds 10% of the total principal amount of the Certificates and arrangements satisfactory to MS and the Company for purchase of such Certificates by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 6. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any termination of this Agreement, any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person and will survive delivery of and payment for the Certificates. If for any reason the purchase of the Certificates by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 10 hereof and the respective obligations of the Company and the Underwriters pursuant to Section 6 hereof shall remain in effect. If the purchase of the Certificates by the Underwriters is not consummated for any reason other than solely because of the occurrence of the termination of the Agreement pursuant to Section 7 or 9 hereof, the Company will reimburse the Underwriters for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) reasonably incurred by the Underwriters in connection with the offering of such Certificates and comply with its obligations under Sections 6 and 10 hereof.

9. Termination. This Agreement shall be subject to termination by notice given by MS to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been materially suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or the NASDAQ Global Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, (iv) there shall have occurred any attack on, outbreak or escalation of hostilities or act of terrorism involving, the United States, or any change in financial markets or any calamity or crisis that, in each case, in MS's judgment, is material and adverse or (v) any major disruption of settlements of securities or clearance services in the United States that would materially impair settlement and clearance with respect to the Certificates and (b) in the case of any of the events specified in clauses (a)(i) through (v), such event singly or together with any other such event makes it, in MS's judgment, impracticable to market the Certificates on the terms and in the manner contemplated in the Time of Sale Prospectus.

10. Payment of Expenses. As between the Company and the Underwriters, the Company shall pay all expenses incidental to the performance of the Company's obligations under this Agreement, including the following:

(i) expenses incurred in connection with (A) qualifying the Certificates for offer and sale under the applicable securities or "blue sky" laws of such jurisdictions in the United States as MS reasonably designates (including filing fees and fees and disbursements of counsel for the Underwriters in connection therewith), (B) endeavoring to maintain such qualifications in effect so long as required for the distribution of such Certificates, (C) the review (if any) of the offering of the Certificates by the NASD, (D) the determination of the eligibility of the Certificates for investment under the laws of such jurisdictions as the Underwriters may designate and (E) the preparation and distribution of any blue sky or legal investment memorandum by Milbank, Tweed, Hadley & McCloy LLP, Underwriters' counsel;

(ii) expenses incurred in connection with the preparation and distribution to the Underwriters and the dealers (whose names and addresses the Underwriters will furnish to the Company) to which Certificates may have been sold by the Underwriters on their behalf and to any other dealers upon request, either of (A) amendments to the Registration Statement or amendments or supplements to the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not materially misleading or (B) amendments or supplements to the Registration Statement, the Time of Sale Prospectus, or the Prospectus so that the Registration Statement, the Time of Sale Prospectus or the Prospectus, as so amended or supplemented, will comply with law and the expenses incurred in connection with causing such amendments or supplements to be filed promptly with the Commission, all as set forth in Section 4(a) hereof;

(iii) the expenses incurred in connection with the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any issuer free writing prospectus and any amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Certificates (within the time period required by Rule 456(b)(1), if applicable), and the cost of furnishing copies thereof to the Underwriters and dealers;

(iv) expenses incurred in connection with the preparation, printing and distribution of this Agreement, the Certificates and the Operative Agreements;

(v) expenses incurred in connection with the delivery of the Certificates to the Underwriters;

(vi) reasonable fees and disbursements of the counsel and accountants for the Company;

(vii) to the extent the Company is so required under any Operative Agreement to which it is a party, the fees and expenses of the Mortgagee, the Subordination Agent, the Paying Agents, the Trustees, the Escrow Agents, the Depositary and the Liquidity Provider and the reasonable fees and disbursements of their respective counsel;
    fees charged by rating agencies for rating the Certificates (including annual surveillance fees related to the Certificates as long as they are outstanding);
    reasonable fees and disbursements of Milbank, Tweed, Hadley & McCloy LLP, counsel for the Underwriters;

(x) all fees and expenses relating to appraisals of the Aircraft; and

(xi) all other reasonable out-of-pocket expenses incurred by the Underwriters in connection with the transactions contemplated by this Agreement; and

(xii) except as otherwise provided in the foregoing clauses (i) through (xi), all other expenses incidental to the performance of the Company's obligations under this Agreement, other than pursuant to Section 6.

11. Notices. All communications hereunder shall be in writing and effective only upon receipt and, if sent to the Underwriters, shall be mailed, delivered or sent by facsimile transmission and confirmed to the Underwriters c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: Equipment Finance Group, facsimile number (212) 761-1781; and, if sent to the Company, shall be mailed, delivered or sent by facsimile transmission and confirmed to it at 1600 Smith Street, HQSEO, Houston, TX 77002, Attention: Treasurer and General Counsel, facsimile number (713) 324-2447; provided, however, that any notice to an Underwriter pursuant to Section 6 shall be sent by facsimile transmission or delivered and confirmed to such Underwriter.

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder.

13. Representation of Underwriters. MS will act for the several Underwriters in connection with this purchase, and any action under this Agreement taken by MS will be binding upon all the Underwriters.

14. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK OTHER THAN ANY LAW WHICH WOULD REQUIRE THE APPLICATION OF A LAW OF A DIFFERENT JURISDICTION.

16. Submission to Jurisdiction; Venue; Appointment of Agent.

(a) Each party hereto hereby irrevocably agrees, accepts and submits itself to the non-exclusive jurisdiction of the courts of the State of New York in the City and County of New York and of the United States for the Southern District of New York, in connection with any legal action, suit or proceeding with respect to any matter relating to or arising out of or in connection with this Agreement. Each of the parties to this Agreement agrees that a final action in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other lawful manner.

(b) Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, and agrees not to assert, by stay of motion, as a defense, or otherwise, in any legal action or proceeding brought hereunder in any of the above-named courts, that such action or proceeding is brought in an inconvenient forum, or that venue for the action or proceeding is improper.

(c) To the fullest extent permitted by applicable law, each party hereto hereby waives its respective rights to a jury trial or any claim or cause of action in any court in any jurisdiction based upon or arising out of or relating to this Agreement.

17. No Fiduciary Duty. The Company hereby acknowledges that in connection with the offering of the Certificates: (a) the Underwriters have acted at arm's length, are not agents and owe no fiduciary duties to, the Company or any other person, (b) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (c) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Certificates.

18. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

If the foregoing is in accordance with the Underwriters' understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Underwriters, the Depositary and the Company in accordance with its terms.

Very truly yours,

CONTINENTAL AIRLINES, INC.

By:  /s/ Gerald Laderman

Name: Gerald Laderman

Title: Senior Vice President - Finance

& Treasurer

The foregoing Underwriting Agreement

is hereby confirmed and accepted

as of the date first above written

MORGAN STANLEY & CO. INCORPORATED

CREDIT SUISSE SECURITIES (USA) LLC

As Representatives of the several Underwriters named in Schedule II hereto

By: MORGAN STANLEY & CO. INCORPORATED

By: /s/ Patrick Käufer

Name: Patrick Käufer

Title: Managing Director

By: CREDIT SUISSE SECURITIES (USA) LLC

By:/s/ James Palen

Name: James Palen

Title: Director

Credit Suisse, New York Branch

as Depositary

By:  /s/ Gary Gluck                    ____

Name: Gary Gluck

Title: Managing Director

By:   /s/ John Kneafsey               ____

Name: John Kneafsey

Title: Director

SCHEDULE I

(Continental Airlines Pass Through Certificates, Series 2007-1)

CONTINENTAL AIRLINES, INC.

Certificate Designation	Aggregate Principal Amount	Interest Rate	Final Expected Distribution Date
2007-1A-O	$756,762,000	5.983%	April 19, 2022
2007-1B-O	$221,850,000	6.903%	April 19, 2022
2007-1C-O	$168,198,000	7.339%	April 19, 2014

SCHEDULE II

Underwriters	2007-1A-O	2007-1B-O	2007-1C-O
Morgan Stanley & Co. Incorporated	$108,114,000	$31,698,000	$24,030,000
Credit Suisse Securities (USA) LLC	$108,108,000	$31,692,000	$24,028,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$108,108,000	$31,692,000	$24,028,000
Citigroup Global Markets Inc.	$108,108,000	$31,692,000	$24,028,000
UBS Securities LLC	$108,108,000	$31,692,000	$24,028,000
Calyon Securities (USA) Inc.	$108,108,000	$31,692,000	$24,028,000
J.P.Morgan Securities Inc.	$108,108,000	$31,692,000	$24,028,000

SCHEDULE III

CONTINENTAL AIRLINES, INC.

Underwriting commission

and other compensation: $9,174,480

Closing date, time and location: April 10, 2007

10:00 A.M.,

New York time

Hughes Hubbard & Reed LLP

One Battery Park Plaza

New York, NY 10004

SCHEDULE IV

Time of Sale Prospectus 1. Basic Prospectus dated April 10, 2006 relating to Shelf Securities

2. preliminary Prospectus Supplement dated March 27, 2007 relating to the Certificates

3. free writing prospectus dated March 27, 2007 in the form attached as Annex A

4. free writing prospectus dated March 27, 2007 (pricing supplement) in the form attached as Annex B

5. net roadshow investor presentation of the Company dated March 27, 2007

ANNEX Ai

Issuer Free Writing Prospectus

Filed pursuant to Rule 433(d)

Registration No. 333-133187

March 27, 2007

Continental Airlines, Inc. ("Continental")
(NYSE Symbol: CAL)

Continental is increasing the size of the 2007-1 EETC transaction in order to finance more aircraft. This free writing prospectus sets forth the corresponding material changes to Continental's Preliminary Prospectus Supplement dated March 27, 2007 (the "Supplement"), relating to the Certificates referred to below, and should be read together with the Supplement and the accompanying Prospectus dated April 10, 2006. The information herein supersedes any inconsistent information set forth in the Supplement.

Aircraft to be Financed:	30 total Aircraft, consisting of 12 Boeing 737-824 and 18 Boeing 737-924ER aircraft, to be selected by Continental from the 39 aircraft described in the Supplement.
Aggregate Appraised Aircraft Value (1):		$1,568,874,300
Aggregate Face Amount:		$1,146,810,000
Initial Amount of Deposits:		$1,146,810,000
Securities:	Class A Pass Through Certificates, Series 2007-1 ("Class A Certificates")	Class B Pass Through Certificates, Series 2007-1 ("Class B Certificates")	Class C Pass Through Certificates, Series 2007-1 ("Class C Certificates" and, together with the Class A Certificates and the Class B Certificates, the "Certificates")
Face Amount:	$756,762,000	$221,850,000	$168,198,000
Initial LTV (cumulative) (1):	48.2%	62.4%	73.1%
Highest LTV (cumulative) (2):	48.9%	63.3%	73.9%

____________

(1) Determined as of April 19, 2009, the first Regular Distribution Date after all aircraft expected to be financed pursuant to the offering are scheduled to have been delivered.

(2) See "Loan to Value Ratios" below.

Equipment Notes and the Aircraft

The 30 Boeing aircraft to be financed pursuant to this offering will consist of 12 Boeing 737-824 aircraft and 18 Boeing 737-924ER aircraft. Such Boeing 737-824 and 737-924ER aircraft will be selected by Continental from among 15 Boeing 737-824 aircraft and 24 Boeing 737-924ER aircraft, respectively, which are scheduled for delivery from January 2008 to March 2009. See "Description of the Aircraft and the Appraisals-The Appraisals" in the Supplement for a description of the 39 aircraft from which Continental may select the 30 aircraft that may be financed with the proceeds of this offering. Set forth below is certain information about the Equipment Notes expected to be held in the Trusts and the aircraft expected to secure such Equipment Notes (assuming for purposes of the chart below that the first 12 Boeing 737-824 aircraft of the 15 Boeing 737-824 aircraft and the first 18 Boeing 737-924ER aircraft of the 24 Boeing 737-924ER aircraft from which Continental may choose are financed hereunder):
Aircraft Type	Expected Registration Number	Expected Manufacturer's Serial Number	Scheduled Delivery Month	Principal Amount of Equipment Notes	Appraised Base Value (1)
Boeing 737-824	N87507	31637	January 2008	$35,296,000	$48,900,000
Boeing 737-824	N76508	31638	February 2008	35,296,000	49,000,000
Boeing 737-824	N78509	31639	February 2008	35,296,000	49,000,000
Boeing 737-824	N77510	32828	April 2008	35,296,000	49,200,000
Boeing 737-824	N78511	33458	May 2008	35,296,000	49,300,000
Boeing 737-824	N87512	33459	May 2008	35,296,000	49,300,000
Boeing 737-824	N87513	31621	June 2008	35,296,000	49,400,000
Boeing 737-824	N76514	31626	July 2008	35,296,000	49,500,000
Boeing 737-824	N76515	37096	August 2008	35,296,000	49,600,000
Boeing 737-824	N76516	31623	August 2008	35,296,000	49,600,000
Boeing 737-824	N76517	31628	September 2008	35,296,000	49,700,000
Boeing 737-824	N77518	31605	November 2008	35,296,000	49,900,000

Boeing 737-924ER	N37413	31664	January 2008	40,181,000	55,810,000
Boeing 737-924ER	N47414	32827	January 2008	40,181,000	55,810,000
Boeing 737-924ER	N39415	32826	February 2008	40,181,000	55,909,000
Boeing 737-924ER	N39416	37093	February 2008	40,181,000	55,909,000
Boeing 737-924ER	N38417	31665	March 2008	40,181,000	56,000,000
Boeing 737-924ER	N39418	31666	March 2008	40,181,000	56,000,000
Boeing 737-924ER	N37419	33456	March 2008	40,181,000	56,000,000
Boeing 737-924ER	N37420	33457	April 2008	40,181,000	56,092,000
Boeing 737-924ER	N27421	37094	April 2008	40,181,000	56,092,000
Boeing 737-924ER	N37422	31620	May 2008	40,181,000	56,184,000
Boeing 737-924ER	N39423	32829	June 2008	40,181,000	56,273,000
Boeing 737-924ER	N38424	33460	June 2008	40,181,000	56,273,000
Boeing 737-924ER	N75425	37095	June 2008	40,181,000	56,273,000
Boeing 737-924ER	N75426	31622	July 2008	40,181,000	56,365,000
Boeing 737-924ER	N37427	37097	September 2008	40,181,000	56,550,000
Boeing 737-924ER	N75428	30130	October 2008	40,181,000	56,642,000
Boeing 737-924ER	N75429	31633	December 2008	40,181,000	56,825,000
Boeing 737-924ER	N77430	37098	December 2008	40,181,000	56,825,000

_______________

(1) The appraised base value of each Aircraft set forth above is the lesser of the average and median values of such Aircraft as appraised by three independent appraisal and consulting firms, projected as of the scheduled delivery month of each Aircraft. These appraisals are based upon varying assumptions and methodologies. An appraisal is only an estimate of value and should not be relied upon as a measure of realizable value. See "Risk Factors-Risk Factors Relating to the Certificates and the Offering-The Appraisals Are Only Estimates of Aircraft Value" in the Supplement. The appraised value of each of the other Boeing 737-824 and 737-924ER aircraft that Continental may choose to finance pursuant to this offering is equal to or higher than the appraised value of each of the Aircraft of the same model listed above. See "Description of the Aircraft and the Appraisals-The Appraisals" in the Supplement.

Loan to Aircraft Value Ratios

The following table sets forth loan to Aircraft value ratios ("LTVs") for each Class of Certificates as of April 19, 2009 (the first Regular Distribution Date that occurs after all Aircraft assumed to be financed in this Offering are scheduled to have been delivered) and each Regular Distribution Date thereafter. The LTVs for any Class of Certificates for the period prior to April 19, 2009 are not meaningful, since during such period all of the Equipment Notes expected to be acquired by the Trusts and the related Aircraft will not be included in the calculation. The table should not be considered a forecast or prediction of expected or likely LTVs but simply a mathematical calculation based on one set of assumptions. See "Risk Factors-Risk Factors Relating to the Certificates and the Offering-Appraisals and Realizable Value of Aircraft" in the Supplement.

	Assumed Aggregate	Outstanding Balance (2)			LTV(3)
Regular Distribution Date	Aircraft Value(1)	Class A Certificates	Class B Certificates	Class C Certificates	Class A Certificates	Class B Certificates	Class C Certificates
April 19, 2009	$1,568,874,300	$756,762,000	$221,850,000	$168,198,000	48.2%	62.4%	73.1%
October 19, 2009	1,551,289,440	756,762,000	221,850,000	168,198,000	48.8	63.1	73.9
April 19, 2010	1,520,747,340	743,360,009	219,920,115	148,867,500	48.9	63.3	73.1
October 19, 2010	1,503,162,480	729,988,736	217,919,896	129,737,849	48.6	63.1	71.7
April 19, 2011	1,472,620,380	716,666,409	215,870,732	110,793,416	48.7	63.3	70.8
October 19, 2011	1,455,035,520	703,393,027	213,772,623	92,010,996	48.3	63.0	69.4
April 19, 2012	1,424,493,420	690,168,590	211,625,569	73,372,415	48.5	63.3	68.5
October 19, 2012	1,406,908,560	676,993,099	209,429,569	54,863,067	48.1	63.0	66.9
April 19, 2013	1,376,366,460	663,866,552	207,184,625	36,470,967	48.2	63.3	65.9
October 19, 2013	1,358,781,600	650,788,951	204,890,735	18,186,105	47.9	63.0	64.3
April 19, 2014	1,328,239,500	637,760,295	202,547,899	0	48.0	63.3	N/A
October 19, 2014	1,310,654,640	624,780,585	200,156,119	0	47.7	62.9	N/A
April 19, 2015	1,280,112,540	611,849,820	197,715,393	0	47.8	63.2	N/A
October 19, 2015	1,262,527,680	598,131,283	162,055,583	0	47.4	60.2	N/A
April 19, 2016	1,231,985,580	584,494,081	133,176,207	0	47.4	58.3	N/A
October 19, 2016	1,214,400,720	570,938,213	109,511,844	0	47.0	56.0	N/A
April 19, 2017	1,183,858,620	557,463,679	89,915,632	0	47.1	54.7	N/A
October 19, 2017	1,166,273,760	544,070,480	73,533,539	0	46.7	53.0	N/A
April 19, 2018	1,135,731,660	530,758,614	59,720,179	0	46.7	52.0	N/A
October 19, 2018	1,118,146,800	517,528,083	47,981,302	0	46.3	50.6	N/A
April 19, 2019	1,087,604,700	504,378,887	37,933,787	0	46.4	49.9	N/A
October 19, 2019	1,070,019,840	489,783,518	29,277,349	0	45.8	48.5	N/A
April 19, 2020	1,039,477,740	459,459,463	21,774,225	0	44.2	46.3	N/A
October 19, 2020	1,021,892,880	392,590,109	15,234,387	0	38.4	39.9	N/A
April 19, 2021	991,350,780	271,590,366	9,504,638	0	27.4	28.4	N/A
October 19, 2021	973,765,920	113,669,889	4,460,485	0	11.7	12.1	N/A
April 19, 2022	943,223,820	0	0	0	N/A	N/A	N/A

(1) We have assumed that the initial appraised value of each Aircraft, determined as described under "-Equipment Notes and the Aircraft" above, declines by approximately 3% per year after the delivery of such Aircraft. Other rates or methods of depreciation may result in materially different LTVs. We cannot assure you that the depreciation rate and method used for purposes of the table will occur or predict the actual future value of any Aircraft. See "Risk Factors-Risk Factors Relating to the Certificates and the Offering-The Appraisals Are Only Estimates of Aircraft Value" in the Supplement.

(2) In calculating the outstanding balances of each Class of Certificates, we have assumed that the Trusts will acquire the Equipment Notes for all Aircraft. Outstanding balances as of each Distribution Date are shown after giving effect to distributions expected to be made on such distribution date.

(3) The LTVs for each Class of Certificates were obtained for each Regular Distribution Date by dividing (i) the expected outstanding balance of such Class together with the expected outstanding balance of each other Class senior in right of payment to such Class after giving effect to the distributions expected to be made on such date, by (ii) the assumed value of all of the Aircraft on such date based on the assumptions described above. For the purposes of these calculations it has been assumed that the first 12 Boeing 737-824 aircraft of the 15 Boeing 737-824 aircraft and the first 18 Boeing 737-924ER aircraft of the 24 Boeing 737-924ER aircraft from which Continental may choose are financed hereunder. The outstanding balances and LTVs of each Class of Certificates will change if the Trusts do not acquire Equipment Notes with respect to all the Aircraft. The LTVs will change if the Trusts acquire Equipment Notes with respect to the other aircraft from which Continental may choose.

Assumed Amortization Schedule and resulting Pool Factors:

The following table sets forth the expected aggregate principal amortization schedule for the Equipment Notes held in each Trust (the "Assumed Amortization Schedule") and resulting Pool Factors with respect to such Trust. The scheduled distribution of principal payments for any Trust would be affected if Equipment Notes with respect to any Aircraft are not acquired by such Trust, if any Equipment Notes held in such Trust are redeemed or purchased or if a default in payment on such Equipment Notes occurs. Accordingly, the aggregate principal amortization schedule applicable to a Trust and the resulting Pool Factors may differ from those set forth in the following table.

	Class A		Class B		Class C
Date	Scheduled Principal Payments	Expected Pool Factor	Scheduled Principal Payments	Expected Pool Factor	Scheduled Principal Payments	Expected Pool Factor
Issuance Date	$0.00	1.0000000	$0.00	1.0000000	$0.00	1.0000000
October 19, 2007	0.00	1.0000000	0.00	1.0000000	0.00	1.0000000
April 19, 2008	0.00	1.0000000	0.00	1.0000000	0.00	1.0000000
October 19, 2008	0.00	1.0000000	0.00	1.0000000	0.00	1.0000000
April 19, 2009	0.00	1.0000000	0.00	1.0000000	0.00	1.0000000
October 19, 2009	0.00	1.0000000	0.00	1.0000000	0.00	1.0000000
April 19, 2010	13,401,991.20	0.9822903	1,929,885.06	0.9913009	19,330,499.86	0.8850730
October 19, 2010	13,371,272.52	0.9646213	2,000,218.62	0.9822849	19,129,651.62	0.7713400
April 19, 2011	13,322,327.28	0.9470169	2,049,163.86	0.9730482	18,944,432.59	0.6587083
October 19, 2011	13,273,382.04	0.9294772	2,098,109.10	0.9635908	18,782,420.28	0.5470398
April 19, 2012	13,224,436.68	0.9120022	2,147,054.34	0.9539129	18,638,581.14	0.4362264
October 19, 2012	13,175,491.56	0.8945918	2,195,999.58	0.9440143	18,509,347.26	0.3261814
April 19, 2013	13,126,546.32	0.8772462	2,244,944.82	0.9338951	18,392,100.35	0.2168335
October 19, 2013	13,077,601.08	0.8599652	2,293,890.06	0.9235553	18,284,862.24	0.1081232
April 19, 2014	13,028,655.84	0.8427488	2,342,835.30	0.9129948	18,186,104.66	0.0000000
October 19, 2014	12,979,710.60	0.8255972	2,391,780.54	0.9022137	0.00	0.0000000
April 19, 2015	12,930,765.36	0.8085102	2,440,725.78	0.8912120	0.00	0.0000000
October 19, 2015	13,718,536.50	0.7903823	35,659,809.66	0.7304737	0.00	0.0000000
April 19, 2016	13,637,202.24	0.7723618	28,879,376.22	0.6002984	0.00	0.0000000
October 19, 2016	13,555,867.98	0.7544488	23,664,362.88	0.4936301	0.00	0.0000000
April 19, 2017	13,474,533.72	0.7366433	19,596,212.16	0.4052992	0.00	0.0000000
October 19, 2017	13,393,199.46	0.7189453	16,382,093.22	0.3314561	0.00	0.0000000
April 19, 2018	13,311,865.20	0.7013547	13,813,360.26	0.2691917	0.00	0.0000000
October 19, 2018	13,230,530.94	0.6838717	11,738,876.94	0.2162781	0.00	0.0000000
April 19, 2019	13,149,196.68	0.6664961	10,047,514.62	0.1709884	0.00	0.0000000
October 19, 2019	14,595,369.06	0.6472094	8,656,437.54	0.1319691	0.00	0.0000000
April 19, 2020	30,324,055.14	0.6071387	7,503,123.96	0.0981484	0.00	0.0000000
October 19, 2020	66,869,353.62	0.5187762	6,539,838.78	0.0686698	0.00	0.0000000
April 19, 2021	120,999,742.86	0.3588848	5,729,748.84	0.0428426	0.00	0.0000000
October 19, 2021	157,920,477.48	0.1502056	5,044,153.02	0.0201059	0.00	0.0000000
April 19, 2022	113,669,888.64	0.0000000	4,460,484.84	0.0000000	0.00	0.0000000

Additional Information

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Morgan Stanley toll-free 1-866-718-1649 (institutional investors)

ANNEX B

Issuer Free Writing Prospectus

Filed pursuant to Rule 433(d)
Registration No. 333-133187
March 27, 2007

Continental Airlines, Inc. ("Continental")
(NYSE Symbol: CAL)

Securities:	Class A Pass Through Certificates, Series 2007-1 ("Class A Certificates")	Class B Pass Through Certificates, Series 2007-1 ("Class B Certificates")	Class C Pass Through Certificates, Series 2007-1 ("Class C Certificates" and, together with the Class A Certificates and the Class B Certificates, the "Certificates")
Amount:	$756,762,000	$221,850,000	$168,198,000
Public Offering Price:	100%	100%	100%
CUSIP:	21079N AA9	21079R AA0	21079Q AA2
ISIN:	US21079NAA90	US21079RAA05	US21079QAA22
Coupon:	5.983%	6.903%	7.339%
Make-Whole Spread:	0.25%	0.40%	0.50%
Available Amount under Liquidity Facility at April 19, 2009:	$67,915,606	$22,971,458	N/A
Liquidity Facility Initial Maximum Commitment Amount:	$69,047,532	$23,354,316	N/A

Optional Redemption:

Continental may elect to redeem all of the Equipment Notes issued with respect to an Aircraft prior to maturity at any time. In addition, Continental may elect to redeem the Series B or Series C Equipment Notes with respect to all Aircraft in connection with a refinancing of such Series. The redemption price in such case will be the aggregate unpaid principal amount thereof, together with accrued and unpaid interest thereon to, but not including, the date of redemption plus a Make-Whole Premium calculated by using the Make-Whole Spread described above.

Use of Proceeds:

The proceeds from the sale of the Certificates of each Trust will initially be held in escrow and deposited with the Depositary, pending delivery of each Aircraft to be financed. Each Trust will withdraw funds from the escrow relating to such Trust to acquire Equipment Notes as these Aircraft are delivered and financed. The Equipment Notes will be issued to finance the purchase by Continental of 30 new Boeing aircraft.

Underwriting		Principal Amount of Class A Certificates	Principal Amount of Class B Certificates	Principal Amount of Class C Certificates
Morgan Stanley & Co. Incorporated		$108,114,000	$31,698,000	$24,030,000
Credit Suisse Securities (USA) LLC		$108,108,000	$31,692,000	$24,028,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated		$108,108,000	$31,692,000	$24,028,000
Citigroup Global Markets Inc.		$108,108,000	$31,692,000	$24,028,000
UBS Securities LLC		$108,108,000	$31,692,000	$24,028,000
Calyon Securities (USA) Inc.		$108,108,000	$31,692,000	$24,028,000
J.P. Morgan Securities Inc.		$108,108,000	$31,692,000	$24,028,000

Underwriting Commission:		$9,174,480
Continental's Transaction Expenses:		$2,400,000

		Class A Pass Through Certificates	Class B Pass Through Certificates	Class C Pass Through Certificates
Concession to Selling Group Members:		0.475%	0.475%	0.475%
Discount to Brokers/Dealers:		0.250%	0.250%	0.250%

Underwriting Agreement:		Dated March 27, 2007
Trade Date:		March 27, 2007
Settlement Date:		April 10, 2007 (T+9) closing date, the 9th business day following the date hereof
Preliminary Prospectus Supplement:		Continental has prepared a Preliminary Prospectus Supplement, dated March 27, 2007, which includes additional information regarding the Certificates

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Morgan Stanley toll-free 1-866-718-1649 (institutional investors)